                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported)   November 11, 1994
                                                     ---------------------

                                Drug Emporium, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                      0-16998            31-1064888
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   (State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)              File Number)      Identification No.)



       155 Hidden Ravines Drive, Powell, Ohio                     43065
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      (Address of principal executive offices)                  (Zip Code)


   Registrant's telephone number, including area code      614-548-7080
                                                         -------------------

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         (Former name or former address,>if changed from last report.)
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                                    PART I.

Item 5.  Other Events.

         Drug Emporium, Inc. hereby reports information related to its Washington, D.C. market as set forth in a press release, dated November 11, 1994, entitled DRUG EMPORIUM TO DOWNSIZE WASHINGTON, D.C. OPERATIONS, incorporated by reference and included herein as Exhibit A.





                                    PART II.

Item 7 (c).    Exhibit A.

         Press Release dated November 11, 1994.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           DRUG EMPORIUM, INC.
                                     ------------------------------
                                              (Registrant)





Date  November 22, 1994           By    /s/ David L. Kriegel
      -----------------              ------------------------------
                                      David L. Kriegel
                                      Chairman
                                      Chief Executive Officer



Date  November 22, 1994           By    /s/ Timothy S. McCord
      -----------------              ------------------------------
                                      Timothy S. McCord
                                      Chief Financial Officer





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                                                                       EXHIBIT A
                                                                     Page 1 of 2


FOR IMMEDIATE RELEASE                 SYMBOL:  DEMP
Friday, November 11, 1994             TRADED:  NASDAQ National Market System


                           DRUG EMPORIUM TO DOWNSIZE
                          WASHINGTON, D.C. OPERATIONS

         COLUMBUS, Ohio, Nov. 11, 1994--Drug Emporium, Inc. announced today that it has entered into an agreement with CVS, a subsidiary of Melville Corporation, to sell seven Drug Emporium stores located in the Washington, D.C. market.
         Drug Emporium also announced that it will close an additional 14 stores, leaving it with five stores in the Washington, D.C. market.
         David L. Kriegel, Drug Emporium's chairman and chief executive officer, said, "We began in January 1993 executing a turnaround plan which is well under way, as evidenced by seven consecutive profitable quarters. The stores being sold or closed have not responded sufficiently to our turnaround efforts and are preventing the company from demonstrating its earnings and cash-flow potential. We intend to redeploy the capital from the Washington,
D.C. market to our better performing regions."
         The 21 stores to be sold or closed had revenues of $46 million for the six months ended August 27, 1994. These stores generated a pretax loss of $2.5 million during that same period. Total company sales for the six months ended August 27, 1994 were $372.8 million and pretax profits were $822,000. Net income for the same period was $497,000 or four cents per share.
         Mr. Kriegel said the costs associated with the 21 stores will result in an estimated charge of $11.8 million in the company's third quarter.
Operating results for the stores will be included in the company's financial statements through the date the stores close. The sale and store closings are expected to occur before February 28, 1995.
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                                                                       EXHIBIT A
                                                                     Page 2 of 2



         Proforma operating results for the six months ended August 27, 1994 assuming the stores had been closed as of February 26, 1994 are as follows:

($=000s except per share amounts)
                                                Reported                                         Proforma
                                            Six Months Ended                                 Six Months Ended
                                             August 27, 1994           Adjustments           August 27, 1994
                                            -----------------------------------------------------------------
 Sales                                           $372,847               $(46,070)                $326,777

 Cost of sales                                    294,784                (36,528)                 258,256
                                            -----------------------------------------------------------------
                                                   78,063                 (9,542)                  68,521
 Selling, general and
 occupancy expenses                                73,901                (11,247)                  62,654

 Interest expense, net                              3,340                   (795)                   2,545
                                            -----------------------------------------------------------------
 Income before income     taxes
                                                      822                  2,500                    3,322
 Provision for income     taxes
                                                      325                  1,000                    1,325
                                            -----------------------------------------------------------------
 Net income                                      $    497               $  1,500                 $  1,997
                                            =================================================================
 Net income per share                            $    .04                                        $    .15
                                            =================================================================


         Drug Emporium is a national chain of 130 company-owned stores specializing in competitively priced health and beauty aids, cosmetics and prescription drugs. The company also franchises an additional 106 Drug Emporium stores.


FOR FURTHER INFORMATION:      Drug Emporium, Inc.
                              614/548-7080, X 207
                                    Timothy S. McCord
                                    Chief Financial Officer
                              - or -
                              Investor Relations Consultants, Inc.
                              614/436-5592